Exhibit 10.9

Second Amendment

This is the second amendment to the Promissory Note (“Note”) dated September 24, 2001 between RevCare, Inc. (“RevCare”) and Russ Mohrmann and Manny Occiano (collectively “Holder”) wherein Holder agrees to extend the maturity date of the Note to January 2, 2004.

All other terms and conditions contained in the original Note remain in full force and effect.

/s/ Manny Occiano
Manny Occiano	Dated	January 2, 2003

/s/ Russ Mohrmann
Russ Mohrmann	Dated	January 2, 2003

RevCare, Inc.

/s/ Fred McGee
Fred McGee, CFO	Dated	January 2, 2003